UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 16, 2020

BEL FUSE INC.

(Exact Name of Registrant as Specified in its Charter)

NEW JERSEY	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[                ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[                ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[                ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[                ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On March 4, 2020, the Securities and Exchange Commission ("SEC") issued an order (the “Order”) under the Exchange Act of 1934 (the “Exchange Act”) extending the deadlines for filing certain reports made under the Exchange Act, including annual reports on Form 10-K, by 45 days for publicly traded companies that have been particularly impacted by the novel coronavirus (COVID-19) and which reports have filing deadlines between March 1 and April 30, 2020.  Bel Fuse Inc. ("Bel" or "the Company") is relying on the Order with respect to its Annual Report on Form 10-K for the year ended December 31, 2019 which was due to be filed with the SEC on or before March 16, 2020.

The Company is relying on the Order due to a significant portion of the Company's manufacturing operations and approximately 31% of its identifiable assets being located in Asia.  Further, approximately 31% of the Company's revenues were derived from Asia during the year ended December 31, 2019.  The Company's four largest manufacturing sites are located in the People's Republic of China ("PRC"), with a management and finance team located in Hong Kong supporting the PRC operations.  These five sites, including Hong Kong, closed for the Lunar New Year holiday on January 20, 2020 and were due to reopen following the holiday on February 2, 2020.  As a result of the coronavirus outbreak in the PRC, and in accordance with local PRC government mandates, the Lunar New Year holiday was extended by one week.  Due to existing limitations on travel within the PRC and Hong Kong, the Bel facilities had very limited administrative staffing onsite between February 10, 2020 through February 28, 2020 and those locations were closed to any visitors, including the Company’s auditors, during that time in order to mitigate any spread of illness at the Company’s locations.  The Company’s auditors were allowed to resume in-person visits to the Company’s facility in Hong Kong on March 3, 2020, approximately one month later than anticipated.  As a result, the Company was unable to complete its remaining internal review processes and provide its auditors with timely access to its original books and records to complete their audit procedures in a timely manner.

Depending upon circumstances that arise between the date hereof and the date of the filing, the Company intends to include the following risk factor related to the impact from the coronavirus in its upcoming Annual Report on Form 10-K:

Our global operations and demand for our products face risks related to health epidemics such as the coronavirus.

Any outbreaks of contagious diseases and other adverse public health developments in countries where we operate could have a material and adverse effect on our business, consolidated financial condition and consolidated results of operations. In January 2020, the recent outbreak of a novel strain of coronavirus was first identified and had an unfavorable impact on our four largest manufacturing facilities, which are located in China, throughout the first quarter of 2020.  Travel restrictions imposed by the local governments to control the spread of the virus resulted in an extended closure of our facilities in China over the Lunar New Year holiday, with further delays in the return of workers following the holiday break.  By March 9, 2020, our overall worker return rate at our China facilities was approximately 85%.  Our suppliers, customers and our customers’ contract manufacturers have been similarly impacted, and many are also currently operating at less than full capacity.  As the coronavirus continues to spread across Europe and the U.S., additional Bel facilities may be negatively impacted.  In addition, the coronavirus has started to adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our end customers’ products. The extent to which the coronavirus will impact our business and our consolidated financial results will depend on future developments which are highly uncertain and cannot be predicted at the time of the filing of this Annual Report on Form 10-K.

The Company anticipates that it will be able to file its Annual Report on Form 10-K for the year ended December 31, 2019 on or before March 27, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2020	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer